EXHIBIT 99.1

CONTACTS:   CESAR GARCIA
            PRESIDENT AND CHIEF EXECUTIVE OFFICER
            818-709-1244 X123 OR
            RON STABINER, THE WALL STREET GROUP, INC.
            212-888-4848

FOR IMMEDIATE RELEASE:


                IRIS POSTS RECORD PERFORMANCE AS 1ST QUARTER 2005
                 OPERATING INCOME DOUBLES ON 49% REVENUE GROWTH

    INCREASES 2005 GUIDANCE TO $0.30-$0.35 AND REVENUE GROWTH OF AT LEAST 35%

CHATSWORTH, CALIF., APRIL 28, 2005 - IRIS INTERNATIONAL, INC. (NASDAQ: IRIS) today announced record revenues of $14.0 million for the first quarter ended March 31, 2005, and earnings of $0.08 per basic share ($0.07 per fully diluted share). The record performance results primarily from sales for its new iQ(R)200 Automated Urinalysis Analyzer and increasing recurring revenues from sales of consumables.

                            KEY FINANCIAL INDICATORS


                                                           INCREASE
 (000S OMITTED, EXCEPT PER SHARE)      Q1 05      Q1 04   (DECREASE)    % CHG
----------------------------------   --------   --------   --------    --------
CONSOLIDATED REVENUE .............   $ 13,964   $  9,375   $  4,589       49%
DIAGNOSTICS REVENUE ..............   $ 11,638   $  7,401   $  4,237       57%
STATSPIN REVENUE .................   $  2,326   $  1,974   $    352       18%
GROSS PROFIT MARGIN ..............   $  6,894   $  4,704   $  2,190       47%
OPERATING INCOME .................   $  2,026   $    968   $  1,058      109%
NET INCOME .......................   $  1,271   $    529   $    742      140%
EPS - BASIC ......................   $   0.08   $   0.04   $   0.04      100%
EPS - DILUTED ....................   $   0.07   $   0.04   $   0.03       75%
DEBT .............................   $      0   $  5,032   $ (5,032)     100%
SHARES OUTSTANDING - BASIC .......     16,218     12,051      4,167       35%
SHARES OUTSTANDING - DILUTED .....     17,294     13,846      3,448       25%
CASH AND CASH EQUIVALENTS ........   $ 13,428   $  3,216   $ 10,212      318%


OTHER Q1 2005 OPERATIONAL HIGHLIGHTS:

o INCREASED EARNINGS TO $0.08 PER BASIC SHARE ($0.07* PER DILUTED SHARE) FROM $0.04

o        OPERATING INCOME IMPROVED TO $2,026K FROM $968K

o VERY STRONG INTERNATIONAL DEMAND FOR THE IQ200 AND IQ200 SPRINT(TM) ANALYZERS RESULTING IN RECORD INSTRUMENTS REVENUE - THE ACCELERATION OF INSTRUMENT PLACEMENTS SHOULD RESULT IN SIGNIFICANTLY HIGHER CONSUMABLE AND SERVICE REVENUES IN FUTURE PERIODS

o SALES OF CONSUMABLES AND SERVICE OF $5.7 MILLION, AN INCREASE OF 22% COMPARED TO Q1 2004

o        NET  OPERATING  LOSS TAX  CARRY-FORWARD  OF $16 MILLION  AVAILABLE  FOR
         FUTURE PERIODS

o        STRONG BALANCE SHEET WITH NO OUTSTANDING DEBT

--------------------------------------------------------------------------------
* ASSUMES 40% TAX RATE DESPITE NOLS THAT ELIMINATE PAYMENT OF FEDERAL INCOME TAXES FOR 2004.

"We are very satisfied with the high demand for iQ200 analyzers in the first quarter," stated Cesar Garcia, Chief Executive Officer of IRIS. "Our international instrument shipments significantly exceeded our expectations while domestic instrument shipments were slightly ahead of expectation. After a very strong fourth quarter, I am pleased to report that we have achieved record quarterly revenues of $14.0 million and operating income of $2.0 million in a quarter that has been traditionally slow due to lower instruments sales.

"This is our fifth consecutive quarter with sequential revenue growth, representing a 49% increase over the corresponding period last year. Our performance is beginning to reflect the anticipated increases in consumables and service, with quarterly revenues in this category exceeding prior year results by more than $1 million, an increase of 22%. We expect this trend to continue to accelerate as more instruments are put into routine use and more domestic customers acquire service contracts, after the expiration of the instrument warranty.

"I am also pleased to report that our customers will be presenting 12 peer-reviewed scientific posters attesting to the superior clinical utility of our platform at the EUROMEDLAB Conference & Exhibit in Glasgow, Scotland, in May 2005. This international conference attracts more than 2,500 participants, typically laboratory scientists and technologists from around the world. We have also been informed that five additional peer-reviewed scientific posters submitted by our customers have been accepted for presentation at the American Association of Clinical Chemistry Conference in Orlando, Florida, in July 2005. The high level of interest demonstrated by the medical community confirms that the iQ200 Microscopy Analyzer has been adopted as the standard of care in urine microscopy."

Mr. Garcia stated that "IRIS' new product pipeline became more robust with the recent U.S. Food and Drug Administration (FDA) 510k clearance of the iQ200 body fluids application and the market launch of the Express 3 centrifuge by our StatSpin small medical devices division. Both products will be commercially available during the second quarter. We also continue to make progress in our feasibility program to extend the iQ200 platform into advanced urinalysis applications that could open new market opportunities in the diagnosis of bacteria and rare cell detection in urine -- an estimated addressable market of approximately $300 million."

IRIS International yesterday announced the signing of a definitive agreement to acquire the assets of the urine chemistry strip product line from Quidel Corporation. "We are addressing a significant international market gap with the acquisition of this product line and related intellectual property," Mr. Garcia said. "We believe that this strategic acquisition brings core technology that will allow us to compete more effectively and begin to participate in an estimated addressable international market consisting of 8,000 potential sites and representing $250 million in annual sales. Our revised financial guidance for 2005 incorporates the commencement of this business activity."

The Company's operating income margin increased to 15% compared with 10% in the prior year quarter. "We must keep our eyes on our operating margin because average gross margins fluctuate from quarter to quarter depending on the mix between products sold directly and through distributors, and gross margin may not be the final indicator of the profit generation capability of the Company," Mr. Garcia said. He added that "the Company expects to achieve operating margins of at least 20 percent in 2006 and beyond." IRIS has now secured distribution in 50 countries, all through distributors, except in France where the company sells directly to end-users through its IRIS Diagnostics France SARL, based in Paris, France.
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


Net revenues for the first quarter ended Mar. 31, 2005, rose 49% to $14.0 million, compared with $9.4 million in the corresponding quarter of 2004. Net income amounted to $1.3 million, or $0.08 per basic share ($0.07 per diluted share), on 16.2 million basic shares outstanding (17.3 million diluted shares), compared with net income of $529,000, or $0.04 per basic and diluted share, on
12.1 million basic and 13.8 million diluted shares outstanding during the first quarter of 2004.

The IN VITRO diagnostics segment revenues grew approximately 57% during the first quarter. The international sector of this segment continues to get stronger, and represented approximately 31% of the IN VITRO diagnostics segment's first quarter revenues. "We are also pleased to report that revenue from consumables, supplies and services is growing and represented 49% of the first quarter segment revenues and approximately 41% of our consolidated revenues over the same period," Mr. Garcia stated. "Instrument bookings for the first quarter 2005 are stronger than anticipated, and our consumable revenue growth should continue to accelerate during 2005."

Revenues from StatSpin, the Company's small laboratory devices subsidiary, were $2.3 million for the first quarter, up from $2.0 million in the year-ago quarter, an 18% increase.

IRIS' gross profit margin was 49% in the first quarter versus 50% in the prior year quarter, primarily due to stronger sales of instruments versus consumables and service and increased international sales of iQ200 Microscopy Analyzers and related consumables through distributors at lower margins.

As of Mar. 31, 2005, IRIS had $13.4 million in cash on hand and net operating loss tax carry-forwards of $16 million available for use in future years.

REVISED 2005 GUIDANCE:

         o        PROJECTED  REVENUE  GROWTH  INCREASED  TO AT LEAST 35% FROM AT
                  LEAST 25%
         o        PROJECTED EARNINGS PER SHARE OF $0.30 - $0.35

"Because of these results, we are increasing our guidance to reflect the strong demand that we are experiencing for the iQ200 Analyzer and the recently released iQ200 Sprint Analyzers," Mr. Garcia said. "During 2005, we expect consolidated revenues to grow at least 35% over 2004 and earnings to grow to $0.30 - $0.35 per share, on estimated diluted shares of approximately 18.3 million. Free cash flow will begin to grow at a significant rate in the second half of the year and we expect further escalation in 2006."

THE COMPANY WILL HOLD A CONFERENCE CALL WITH MEMBERS OF THE INVESTMENT COMMUNITY AT 11:00 A.M. EASTERN TIME TODAY. TO PARTICIPATE IN THE CALL, DIAL 1-800-817-2743 APPROXIMATELY 10 MINUTES BEFORE THE CALL IS SCHEDULED TO BEGIN. INTERNATIONAL CALLERS SHOULD DIAL 913-981-4915. A WEBCAST OF THE CALL CAN BE ACCESSED AT www.proiris.com OR AT www.vcall.com.

THE COMPANY

IRIS International, Inc. (www.proiris.com) is a leader in automated urinalysis technology with systems in major medical institutions throughout the world. The Company's newest generation iQ(R)200 Automated Urine Microscopy Analyzer, utilizing image flow cytometry, patented Automated Intelligent Microscopy (AIM) technology and neural network-based particle recognition, achieves a significant reduction in the cost and time-consuming steps involved in manual microscopic analysis. The Company's StatSpin(R) subsidiary, based in Norwood, Mass., manufactures innovative centrifuges and blood analysis products. Advanced Digital Imaging Research, LLC (ADIR), based near Houston, Texas, is the Company's imaging research and development subsidiary.


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


SAFE HARBOR PROVISION

This news release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, the Company's views on future commercial revenues, market growth, capital requirements, and new product introductions, and are generally identified by phrases such as "thinks," "anticipates," "believes," "estimates," "expects," "intends," "plans," and similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement. These statements are based upon, among other things, assumptions made by, and information currently available to, management, including management's own knowledge and assessment of the Company's industry, competition and capital requirements. Other factors and uncertainties that could affect the Company's forward-looking statements include, among other things, the following: the acceptance by customers of our new iQ(R)200 product platform, our substantial expansion of international sales and our reliance on key suppliers, the potential need for changes in long-term strategy in response to future developments; future advances in diagnostic testing methods and procedures, as well as potential changes in government regulations and healthcare policies, both of which could adversely affect the economics of the diagnostic testing procedures automated by the Company's products; rapid technological change in the microelectronics and software industries; and increasing competition from imaging and non-imaging based in-vitro diagnostic products. The Company refers interested persons to its most recent Annual Report on Form 10-K and its other SEC filings for a description of additional uncertainties and factors that may affect forward-looking statements. The Company assumes no duty to update its forward-looking statements.

                                 (TABLES FOLLOW)


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


                            IRIS INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                                           For the three months
                                                                   ended
    (in thousands except for per share amounts)                  March 31,
--------------------------------------------------------   --------------------
                                                             2005        2004
                                                           --------    --------

Sales of IVD instruments ...............................   $  5,939    $  2,543
Sales of IVD consumables and service ...................      5,699       4,672
Sales of small laboratory devices and supplies .........      2,326       1,974
Royalty and license revenues ...........................       --           186
                                                           --------    --------

Net revenues ...........................................     13,964       9,375
                                                           --------    --------

Cost of goods - IVD instruments ........................      3,593       1,864
Cost of goods - IVD consumables and service ............      2,315       1,800
Cost of goods - small laboratory devices and supplies ..      1,162       1,007
                                                           --------    --------

Cost of goods sold .....................................      7,070       4,671
                                                           --------    --------

Gross margin ...........................................      6,894       4,704
                                                           --------    --------

Marketing and selling expenses .........................      2,391       1,490
General and administrative expenses ....................      1,394       1,193
Research and development, net ..........................      1,083       1,053
                                                           --------    --------

Total operating expenses ...............................      4,868       3,736
                                                           --------    --------

Operating income .......................................      2,026         968

Other income (expense):
   Interest income .....................................         53          11
   Interest expense ....................................         (5)        (90)
   Other (expense) income ..............................         44          (7)
                                                           --------    --------

Income before income taxes .............................      2,118         882

Provision for income taxes .............................        847         353
                                                           --------    --------

Net income .............................................   $  1,271    $    529
                                                           ========    ========

Basic net income per share .............................       0.08        0.04
                                                           ========    ========

Diluted net income per share ...........................   $   0.07    $   0.04
                                                           ========    ========

Basic - average shares outstanding .....................     16,218      12,051
                                                           ========    ========

Diluted - average shares outstanding ...................     17,294      13,846
                                                           ========    ========


The accompanying notes are an integral part of these consolidated financial statements.


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


                            IRIS INTERNATIONAL, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                          MAR. 31,     DEC. 31,
ASSETS                                                      2005         2004
                                                          --------     --------
Current assets:
Cash and cash equivalents ............................    $ 13,428     $ 12,839
Accounts receivable, net .............................      10,290        8,847
Inventories, net .....................................       7,012        7,834
Prepaid expenses and other current assets ............         447          381
Investment available for sale ........................         121          198
Deferred tax asset ...................................       3,650        3,650
                                                          --------     --------

   Total current assets ..............................      34,948       33,749
Property and equipment, at cost, net .................       3,896        3,880
Goodwill .............................................         189          189
Software development costs, net ......................       1,760        1,930
Deferred tax asset ...................................       4,824        5,665
Inventories - long term portion ......................         489          290
Other assets .........................................       3,111        2,433
                                                          --------     --------
Total assets .........................................    $ 49,217     $ 48,136
                                                          ========     ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable .....................................    $  3,287     $  4,258
Accrued expenses .....................................       2,661        3,398
Deferred service contract revenue ....................       1,269        1,134
                                                          --------     --------
     Total current liabilities .......................       7,217        8,790

Deferred service contract revenue, long term .........         139          173
                                                          --------     --------

     Total liabilities ...............................       7,356        8,963

Commitments and contingencies

Shareholders' equity:
Common stock, $.01 par value
  Authorized: 50 million shares; issued and
    outstanding: 16,322 shares and 15,962 shares .....         163          159
Additional paid-in capital ...........................      63,545       61,972
Unearned compensation ................................        (274)        (125)
Accumulated other comprehensive income ...............        --             11
Accumulated deficit ..................................     (21,573)     (22,844)
                                                          --------     --------

     Total shareholders' equity ......................      41,861       39,173
                                                          --------     --------
 Total liabilities and shareholders' equity ..........    $ 49,217     $ 48,136
                                                          ========     ========


The accompanying notes are an integral part of these consolidated financial statements.


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